Exhibit 10.54

AMENDMENT NUMBER 1

TO THE CANADIAN PACIFIC RAILWAY COMPANY SECONDARY
PENSION PLAN

REVISED AND CONSOLIDATED AS AT JANUARY 1, 2024

AMENDMENTS EFFECTIVE JANUARY 1, 2024

1.Section 12.04 is deleted and replaced with the following:

“12.04 Death After Becoming Eligible for Early Retirement

Where a Member or Former Member dies after becoming eligible for early retirement, but before retirement, the Spouse is entitled to receive a pension payable to the Spouse from the end of the month of death and Actuarially Equivalent to the lump sum value of the Member’s Pension Accrued.

The Spouse of a Member who is entitled to a pension in accordance with this paragraph may elect to transfer the Actuarially Equivalent lump sum value of the pension to a Locked-In Retirement Fund.

If the Member or Former Member does not have a Spouse, the Member’s or Former Member’s Beneficiary is entitled to receive, as a cash payment less withholding taxes, the Actuarially Equivalent lump sum value of the Member’s Pension Accrued as if the Member or Former Member elected to retire on the date of death and had not died.”

2.Section 12.05 is deleted and replaced with the following:

“12.05 Death After Becoming Eligible for Early Retirement: More Than Fifteen (15) Years Combined Eligibility Service

Where a Member with a Spouse dies after becoming eligible for early retirement, but before retirement and has at least fifteen (15) years of Combined Eligibility Service and the sum of the Member’s age and Combined Eligibility Service is at least sixty (60) years, the Spouse may elect to receive, in lieu of the benefit provided for in Section 12.04, the greater of:

(a)a pension payable to the Spouse from the end of the month of death and Actuarially Equivalent to the amount calculated in accordance with Section 12.04, and

(b)a pension equal to fifty percent (50%) of the Member’s Pension Accrued.

The Spouse of a Member who is entitled to a pension in accordance with this Section 12.05 may elect to transfer the Actuarially Equivalent lump sum value of the pension to a Locked-In Retirement Fund.”

3.Section 12.06(c) is added:

"(c) Where a Pensioner who had elected an optional form of pension pursuant to Section 10.04(a) dies and has no Post-Retirement Spouse, then the Pensioner’s Beneficiary is entitled to receive the remainder of payments under any guaranteed term of the Pensioner’s pension.”

4.Section 12.07(a) is deleted and replaced with the following:

"(a) Where a Member, Former Member or Pensioner dies and has no Spouse or Post-Retirement Spouse, a refund of that person’s contributions and Interest thereon accrued to the earlier of the date of death or the Retirement Date, less any pension, lump sums or prior refunds paid from the Fund in respect of that person, shall be paid to that person’s estate.”

2